Exhibit 99.1

Analog Devices Reports Second Quarter Fiscal Year 2013 Results

- Board declares $0.34 per share cash dividend

NORWOOD, Mass.--(BUSINESS WIRE)--May 21, 2013--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its second quarter of fiscal year 2013, which ended May 4, 2013.

“We had a solid second quarter led by strong sequential revenue growth from industrial and automotive applications,” said Vincent Roche, President and CEO. “Excluding special items, operating margins expanded 300 basis points compared to the prior quarter and diluted earnings per share grew three times faster than revenue over the same period, demonstrating the strength of our operating model.”

“Orders were higher in the second quarter compared to the prior quarter, but customers remain cautious given the uncertain macroeconomic environment. As a result, our outlook for the third quarter is for revenue to be approximately flat to up 4%,” continued Mr. Roche. “We are planning for margins to expand as factory utilization improves and for expenses to remain under tight control, which we believe will generate good earnings leverage and strong free cash flow.”

ADI also announced that its Board of Directors has declared a cash dividend of $0.34 per outstanding share of common stock. The dividend will be paid on June 11, 2013 to all shareholders of record at the close of business on May 31, 2013.

Results for the Second Quarter of Fiscal 2013

  Revenue totaled $659 million
  Gross margin was 64% of revenue
  Operating margin was 30% of revenue, excluding special items, and was 29% on a GAAP basis
  Diluted EPS was $0.52
  Cash flow from operations was $252 million, or 38% of revenue

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the second quarter of fiscal year 2013, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market and revenue by product type is provided on Schedules D and E. A more complete table covering prior periods is available at investor.analog.com.

Outlook for the Third Quarter of Fiscal 2013

The following statements are based on current expectations. These statements are forward- looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

  Revenue estimated to be in the range of $655 to $685 million
  Gross margin estimated to be approximately 64.5%
  Operating expenses estimated to be approximately $226 million
  Tax rate estimated to be approximately 16.5%
  Diluted EPS estimated at $0.51 to $0.56

Conference Call Scheduled for 5:00 pm ET

ADI will host a conference call to discuss the second quarter results and short-term outlook today, beginning at 5:00 pm ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI.").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 50465143, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule F of this press release provides the reconciliation of the Company’s non-GAAP measures to its GAAP measures.

Manner in Which Management Uses the Non-GAAP Financial Measures

Management uses non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted earnings per share to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in understanding and evaluating the Company’s operating results and trends in the Company’s business.

Economic Substance Behind Management’s Decision to Use Non-GAAP Financial Measures

The items excluded from the non-GAAP measures were excluded because they are of a non-recurring or non-cash nature.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Restructuring-Related Expenses. These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, and other cost reduction efforts. Apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

Stock-based Compensation Expense. In the second quarter of fiscal 2013, following the death of the Company’s CEO, the Company recorded $6.3 million of stock-based compensation expense due to the accelerated vesting of restricted stock units in accordance with the terms of his restricted stock unit agreement. This stock-based compensation expense and the related tax effect have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP diluted earnings per share:

Tax-Related Items. In the first quarter of fiscal year 2013, the Company recorded a $6.3 million tax benefit related to the reinstatement of the R&D tax credit in January 2013, retroactive to January 1, 2012. In the second quarter of fiscal 2013, the Company recorded a $6.6 million tax benefit as a result of the reversal of prior period tax liabilities. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

Why Management Believes the Non-GAAP Financial Measures Provide Useful Information to Investors

Management believes that the presentation of non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS is useful to investors because it provides investors with the operating results that management uses to manage the Company.

Material Limitations Associated with Use of the Non-GAAP Financial Measures

Analog Devices believes that non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Management’s Compensation for Limitations of Non-GAAP Financial Measures

Management compensates for these material limitations in non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS by also evaluating our GAAP results and the reconciliations of our non-GAAP measures to the most directly comparable GAAP measures. Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices

Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is included in the S&P 500 Index.

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, operating expenses, gross margin, tax rate, and other financial results, expected production and inventory levels, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: sovereign debt issues globally, any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, Second Quarter, Fiscal 2013 Schedule A Revenue and Earnings Summary (GAAP) (In thousands, except per-share amounts)

	Three Months Ended
	2Q 13 May 4, 2013	1Q 13 Feb. 2, 2013	2Q 12 May 5, 2012
Revenue	$659,250	$622,134	$675,094
Year-to-year change	-2%	-4%	-15%
Quarter-to-quarter change	6%	-10%	4%
Cost of sales (1)	237,055	231,850	234,639
Gross margin	422,195	390,284	440,455
Gross margin percentage	64.0%	62.7%	65.2%
Year-to-year change (basis points)	-120	-50	-240
Quarter-to-quarter change (basis points)	130	-110	200
Operating expenses:
R&D (1)	128,110	125,164	127,537
Selling, marketing and G&A (1)	102,703	97,560	99,992
Special charges	-	14,071	-
Total operating expenses	230,813	236,795	227,529
Total operating expenses percentage	35.0%	38.1%	33.7%
Year-to-year change (basis points)	130	320	390
Quarter-to-quarter change (basis points)	-310	530	-120
Operating income	191,382	153,489	212,926
Operating income percentage	29.0%	24.7%	31.5%
Year-to-year change (basis points)	-250	-360	-620
Quarter-to-quarter change (basis points)	430	-630	320
Other expense	3,721	3,380	1,472
Income before income tax	187,661	150,109	211,454
Provision for income taxes	23,189	18,887	48,555
Tax rate percentage	12.4%	12.6%	23.0%
Net income	$164,472	$131,222	$162,899

Shares used for EPS - basic	307,444	303,484	298,130
Shares used for EPS - diluted	313,368	310,275	305,921

Earnings per share - basic	$0.53	$0.43	$0.55
Earnings per share - diluted	$0.52	$0.42	$0.53

Dividends paid per share	$0.34	$0.30	$0.30

(1) Includes stock-based compensation expense as follows:
Cost of sales	$1,517	$1,667	$1,671
R&D	$5,044	$5,600	$5,162
Selling, marketing and G&A	$11,395	$5,794	$5,267

Analog Devices, Second Quarter, Fiscal 2013 Schedule B Selected Balance Sheet Information (GAAP) (In thousands)

	2Q 13 May 4, 2013	1Q 13 Feb. 2, 2013	2Q 12 May 5, 2012
Cash & short-term investments	$4,172,141	$3,986,979	$3,752,625
Accounts receivable, net	333,924	329,578	330,282
Inventories (1)	298,967	307,263	303,742
Other current assets	158,180	190,115	135,880
Total current assets	4,963,212	4,813,935	4,522,529
PP&E, net	490,047	491,431	478,959
Investments	18,678	32,720	30,209
Goodwill and intangible assets	311,587	313,084	309,092
Other	57,512	65,638	71,701
Total assets	$5,841,036	$5,716,808	$5,412,490

Deferred income on shipments to distributors, net	$244,202	$243,396	$244,150
Other current liabilities	264,960	265,139	314,424
Long-term debt, non-current	757,855	759,672	847,983
Non-current liabilities	113,429	124,804	80,793
Shareholders' equity	4,460,590	4,323,797	3,925,140
Total liabilities & equity	$5,841,036	$5,716,808	$5,412,490

(1) Includes $2,123, $2,381, and $2,318 related to stock-based compensation in 2Q13, 1Q13, and 2Q12, respectively.

Analog Devices, Second Quarter, Fiscal 2013 Schedule C Cash Flow Statement (GAAP) (In thousands)

	Three Months Ended
	2Q 13 May 4, 2013	1Q 13 Feb. 2, 2013	2Q 12 May 5, 2012
Cash flows from operating activities:
Net Income	$164,472	$131,222	$162,899
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	27,478	27,755	26,871
Amortization of intangibles	55	55	18
Stock-based compensation expense	17,956	13,061	12,100
Gain on sale of investments	-	-	(1,231)
Excess tax benefit - stock options	(2,833)	(5,975)	(2,602)
Deferred income taxes	(767)	(9,635)	(7,762)
Other non-cash activity	(20)	(1,362)	(981)
Changes in operating assets and liabilities	45,845	2,848	36,657
Total adjustments	87,714	26,747	63,070
Net cash provided by operating activities	252,186	157,969	225,969
Percent of total revenue	38.3%	25.4%	33.5%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(2,203,316)	(1,653,593)	(2,235,601)
Maturities of short-term available-for-sale investments	1,726,488	1,551,147	1,635,795
Sales of short-term available-for-sale investments	91,351	283,164	109,734
Proceeds related to sale of investments	-	-	1,506
Additions to property, plant and equipment	(26,179)	(18,269)	(30,137)
Payments for acquisitions, net of cash acquired	-	-	(24,158)
Increase in other assets	(478)	(2,048)	(1,650)
Net cash (used for) provided by investing activities	(412,134)	160,401	(544,511)

Cash flows from financing activities:
Early termination of swap agreements	-	-	18,520
Term loan repayments	-	(60,108)	(3,625)
Dividend payments to shareholders	(104,415)	(90,679)	(89,402)
Repurchase of common stock	(4,519)	(17,001)	(44,143)
Proceeds from employee stock plans	62,255	113,770	38,878
Contingent consideration payment	-	(3,752)	-
Increase (decrease) in other financing activities	4,184	(1,027)	(7,155)
Excess tax benefit - stock options	2,833	5,975	2,602
Net cash used for financing activities	(39,662)	(52,822)	(84,325)
Effect of exchange rate changes on cash	(556)	1,416	491

Net (decrease) increase in cash and cash equivalents	(200,166)	266,964	(402,376)
Cash and cash equivalents at beginning of period	795,797	528,833	1,097,442
Cash and cash equivalents at end of period	$595,631	$795,797	$695,066

Analog Devices, Second Quarter, Fiscal 2013

Schedule D
Revenue Trends by End Market

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	May 4, 2013				Feb. 2, 2013	May 5, 2012
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$312,071	47%	11%	-4%	$281,516	$324,728
Automotive	122,229	19%	14%	3%	107,647	118,210
Consumer	101,049	15%	-6%	-5%	106,949	106,086
Communications	123,901	19%	-2%	-2%	126,022	126,070
Total Revenue	$659,250	100%	6%	-2%	$622,134	$675,094

Analog Devices, Second Quarter, Fiscal 2013

Schedule E
Revenue Trends by Product Type

The categorization of our products into broad categories is based on the characteristics of the individual products, the specification of the products and in some cases the specific uses that certain products have within applications. The categorization of products into categories is therefore subject to judgment in some cases and can vary over time. In instances where products move between product categories we reclassify the amounts in the product categories for all prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each product category.

	Three Months Ended
	May 4, 2013				Feb. 2, 2013	May 5, 2012
	Revenue	%*	Q/Q %	Y/Y %	Revenue	Revenue
Converters	$301,887	46%	9%	1%	$277,637	$300,338
Amplifiers / Radio Frequency	164,793	25%	4%	-7%	157,853	177,872
Other analog	91,906	14%	-4%	2%	95,693	90,442
Subtotal Analog Signal Processing	558,586	85%	5%	-2%	531,183	568,652
Power management & reference	43,623	7%	11%	-5%	39,460	46,051
Total Analog Products	$602,209	91%	6%	-2%	$570,643	$614,703
Digital Signal Processing	57,041	9%	11%	-6%	51,491	60,391
Total Revenue	$659,250	100%	6%	-2%	$622,134	$675,094

* The sum of the individual percentages does not equal the total due to rounding

Analog Devices, Second Quarter, Fiscal 2013

Schedule F
Reconciliation from Non-GAAP to GAAP Data (In thousands, except per-share amounts)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	2Q 13 May 4, 2013	1Q 13 Feb. 2, 2013	2Q 12 May 5, 2012

GAAP Operating Expenses	$ 230,813	$ 236,795	$ 227,529
Percent of Revenue	35.0%	38.1%	33.7%
Restructuring-Related Expense	-	(14,071)	-
Stock-Based Compensation Expense	(6,273)	-	-
Non-GAAP Operating Expenses	$ 224,540	$ 222,724	$ 227,529
Percent of Revenue	34.1%	35.8%	33.7%

GAAP Operating Income/Margin	$ 191,382	$ 153,489	$ 212,926
Percent of Revenue	29.0%	24.7%	31.5%
Restructuring-Related Expense	-	14,071	-
Stock-Based Compensation Expense	6,273	-	-
Non-GAAP Operating Income/Margin	$ 197,655	$ 167,560	$ 212,926
Percent of Revenue	30.0%	26.9%	31.5%

GAAP Diluted EPS	$ 0.52	$ 0.42	$ 0.53
Impact of the Reinstatement of the R&D Tax Credit	-	(0.02)	-
Restructuring-Related Expense	-	0.04	-
Impact of the Reversal of Prior Period Tax Liabilities	(0.02)	-	-
Stock-Based Compensation Expense	0.01	-	-
Non-GAAP Diluted EPS (1)	$ 0.52	$ 0.44	$ 0.53

(1) The sum of the individual per share amounts may not equal the total due to rounding

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282
Director of Investor Relations
Fax: 781-461-3491
investor.relations@analog.com